Exhibit 99.1

             Benihana Inc. Reports Third Quarter Operating Results;
                          Gross Profit Increased 9.9%;
                  Restaurant Operating Profit Increased 20.2%

     MIAMI--(BUSINESS WIRE)--Feb. 1, 2005--Benihana Inc. (NASDAQ: BNHNA and
BNHN), operator of one of the nation's largest chains of Asian restaurants, today reported operating results for the third fiscal quarter (12 weeks) ended January 2, 2005.
     For the third fiscal quarter, total revenues increased to $50.1 million, compared with $47.0 million in the corresponding year ago period, a gain of 6.6%. Gross profit (restaurant sales less cost of food and beverage sales) increased 9.9%, to $37.9 million, from $34.5 million a year ago, and gained approximately 5% sequentially, compared to $36.1 million in the preceding second fiscal quarter. Restaurant operating profit increased 20.2% over last year's third quarter to $8.7 million. Restaurant opening costs declined approximately $0.6 million, and marketing, general and administrative expenses, chiefly reflecting litigation costs, increased sharply. Legal expenses related to the Benihana of Tokyo, Inc. litigation in the third quarter amounted to $1.2 million, or approximately $0.08 per diluted share.
     Income from operations for the quarter increased 6.5%, to $3.3 million, from $3.1 million in the corresponding year earlier period, and 19.7%, from $2.8 million, sequentially. Net income amounted to $2.0 million, compared with $1.9 million in the corresponding year ago period, an increase of 5.6%; net income attributable to common shareholders totaled $1.9 million in both periods. With 11.2% more shares outstanding, diluted earnings per share in fiscal 2005's third quarter amounted to $0.20, compared with $0.21 in the corresponding year ago period.
     "We were very pleased with the restaurant operating performance in the fiscal third quarter," said Joel A. Schwartz, President and CEO. "Comparable store sales gains were strong, with each of our restaurant concepts contributing to the improvement. Restaurant operating expenses as a percent of restaurant sales improved, reflecting our continuing efforts to reduce costs as well as lower commodity prices. A 2-3% increase in prices at the teppanyaki restaurants effected earlier in the fiscal year benefited results and also had no impact on consumer traffic, which actually increased. With several restaurants expected soon to open or reopen, as well as those under development, we look forward to continued growth. Unfortunately, results for the quarter were adversely impacted by the costs of defending the litigation brought by Benihana of Tokyo, Inc."

     Restaurant Operating Results

     Consolidated restaurant sales for the fiscal third quarter totaled $49.6 million, compared with $46.6 million in the corresponding year ago period, an increase of 6.5%. Of the total increase in sales of $3.0 million from last year's third quarter, comparable restaurant sales increases represented $2.4 million, and sales from restaurants less than one-year old represented $2.3 million, offset by sales in the year-ago period by a restaurant temporarily closed for remodeling during the quarter and, to a lesser extent, permanent closures. The remodeled unit reopened last week. Restaurant operating profit
(ROP) advanced 20.2%, to approximately $8.7 million, from $7.3 million a year ago, and compared with $7.7 million in the preceding second fiscal quarter.
     Food and beverage costs declined to 23.6% of restaurant sales compared to 26.0% a year ago, reflecting more favorable commodity pricing in addition to menu price increases that were effected at the beginning of the second quarter. Total labor and related costs as a percentage of restaurant sales held steady at 35.5%, compared to 35.7% a year ago and 35.5% sequentially.
     Third quarter comparable restaurant sales, as previously reported, increased 5.3% for the quarter. Benefiting from higher menu prices, the teppanyaki restaurants posted a 5.3% gain, with guest counts at the comparable units increasing 3.1% and all geographic locations positive. RA Sushi continued to have double-digit gains, up 11.2% for the quarter. Haru's comps increased 1.7%.

     Year to Date Results

     For the ten periods ended January 2, 2005 total revenues increased 7.4%, to $163.6 million, from $152.3 million in the corresponding year ago period. Gross profit increased to $121.7 million from $112.2 million a year ago, and gross margin improved to 75.0%, from 74.2% a year ago. Net income amounted to $5.6 million, compared with $6.3 million in the corresponding year ago period. Net income attributable to common shareholders totaled $5.3 million for the three fiscal quarters and $6.3 million in the corresponding year ago period. Diluted earnings per share amounted to $0.56 per share, compared with $0.70 a year ago on 10% more shares and equivalents outstanding. Litigation costs for the three quarters amounted to $0.12 per diluted share, net of tax.

     Outlook

     A teppanyaki restaurant in San Francisco, CA, was reopened one week into the third fiscal quarter after undergoing extensive remodeling, and another in Manhasset, NY, closed in the second quarter, reopened last week. New teppanyaki restaurants are currently under development in Miramar and Coral Gables, FL. RA Sushi has under development new units in Houston, TX, and Huntington Beach, CA. Haru's new unit in the Gramercy Park area of New York City is expected to come on stream in early February, followed a few weeks later by the new Haru in the Old Town area of Philadelphia, PA, the chain's first outside New York City.
     The Company is anticipating comparable sales gains in the current fourth quarter (12 weeks) of 2.5% to 3.5%. Restaurant operating costs are expected to remain generally in line with the third quarter and marketing, general and administrative costs are expected to be similar to the third quarter except that legal expenses are expected to be sharply curtailed. Management expects that net income will range between $0.24 and $0.26 per diluted share.
     The trial portion of the litigation instituted against the Company and its Board of Directors by Benihana of Tokyo, Inc. was completed on November 15, 2004 and a decision is expected in the first quarter of the Company's next fiscal year. While the Company expects a favorable outcome, there can be no assurance that the outcome of the litigation will not have a materially adverse effect upon the Company's results of operations and financial position.

     About Benihana

     Benihana, now in its 40th year and one of the nation's largest chains of Asian restaurants, currently operates 69 restaurants nationwide, including 55 Benihana teppanyaki restaurants, five Haru sushi restaurants, eight RA Sushi Bar Restaurants and one Doraku restaurant. Under development at present are six restaurants - two Benihana teppanyaki restaurants, two Haru units and two RA Sushi restaurants. In addition, a total of 23 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

     Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release, including the litigation commenced by Benihana of Tokyo, Inc.

     Conference Call Scheduled

     A conference call conducted by Benihana Inc. management will take place on Tuesday, February 1, 2005, at 11:00 A.M (ET). You may listen over the Internet at http://www.benihana.com. To listen to the live call on the Internet, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available two hours after the end of the live call, through midnight February 15, 2005. For replay, dial 877-519-4471 and use PIN number 5625255.


Benihana Inc.
Consolidated Statements of Operations
          (Unaudited)
                                         Three Periods Ended
                               (amounts in thousands except per share
                                   data and shares and equivalents
                                             outstanding)

                                  Jan. 2,   Jan. 4,
                                    2005      2004   $Change  % Change
                               ---------------------------------------
Restaurant sales                $  49,626 $  46,607 $  3,019      6.5%
Franchise fees & royalties            425       365       60     16.4%
                               ---------------------------------------
                                   50,051    46,972    3,079      6.6%
Cost of food & beverage sales      11,695    12,096     (401)    -3.3%
                               ---------------------------------------
Gross profit                       37,931    34,511    3,420      9.9%
                               ---------------------------------------
Restaurant operating expenses:
Labor and related costs            17,604    16,629      975      5.9%
Restaurant supplies                   999       931       68      7.3%
Credit card discounts                 908       801      107     13.4%
Utilities                           1,140     1,003      137     13.7%
Occupancy costs                     2,943     2,785      158      5.7%
Depreciation and amortization       2,204     1,943      261     13.4%
Other restaurant operating
 expenses                           3,392     3,145      247      7.9%
                               ---------------------------------------
Total restaurant operating
 expenses                          29,190    27,237    1,953      7.2%
                               ---------------------------------------
Restaurant operating profit         8,741     7,274    1,467     20.2%
Restaurant opening costs              114       720     (606)   -84.2%
Marketing, general and
 administrative expenses            5,718     3,789    1,929     50.9%
                               ---------------------------------------
Income from operations              3,334     3,130      204      6.5%
Interest expense, net                  56        91      (35)   -38.5%
                               ---------------------------------------
Income before income taxes and
 minority interest                  3,278     3,039      239      7.9%
Income tax provision                1,130       988      142     14.4%
                               ---------------------------------------
Income before minority interest     2,148     2,051       97      4.7%
Minority interest                     131       141      (10)    -7.1%
                               ---------------------------------------
Net income                          2,017     1,910      107      5.6%
                               ---------------------------------------
Less: accretion of issuance
 costs and preferred stock
 dividends                            132         -      132
Net income attributable to
 common stockholders            $   1,885 $   1,910 $    (25)    -1.3%
                               =======================================
Basic earnings per share        $    0.21 $    0.21 $      -      0.0%
                               =======================================
Diluted earnings per share      $    0.20 $    0.21 $  (0.01)    -4.8%
                               =======================================

Shares and equivalents
 outstanding                   10,188,000 9,166,000


                                          Three Periods Ended

                                  Jan. 2,   Jan. 4,
                                    2005      2004   $Change % Change
                               ---------------------------------------
Sales by concept:
 Benihana                       $  40,297 $  38,797 $  1,500      3.9%
 Haru                               4,974     4,893       81      1.7%
 RA Sushi                           3,984     2,581    1,403     54.4%
 Sushi Doraku                         371       336       35     10.4%
                               -----------------------------
Total restaurant sales          $  49,626 $  46,607 $  3,019      6.5%
                               =============================

Comparable sales by concept:
 Benihana                       $  39,063 $  37,106 $  1,957      5.3%
 Haru                               4,974     4,893       81      1.7%
 RA Sushi                           2,871     2,581      290     11.2%
 Sushi Doraku                         371       336       35     10.4%
                               -----------------------------
Total restaurant comparable
 sales                          $  47,279 $  44,916 $  2,363      5.3%
                               =============================


                                           Ten Periods Ended
                                   (amounts in thousands except per
                                       share data and shares and
                                        equivalents outstanding)

                                  Jan. 2,   Jan. 4,
                                    2005      2004   $Change % Change
                               ---------------------------------------
Restaurant sales                $ 162,361 $ 151,074 $ 11,287      7.5%
Franchise fees & royalties          1,191     1,235      (44)    -3.6%
                               ---------------------------------------
                                  163,552   152,309   11,243      7.4%
Cost of food & beverage sales      40,626    38,899    1,727      4.4%
                               ---------------------------------------
Gross profit                      121,735   112,175    9,560      8.5%
                               ---------------------------------------
Restaurant operating expenses:
Labor and related costs            57,747    54,323    3,424      6.3%
Restaurant supplies                 3,168     2,961      207      7.0%
Credit card discounts               2,916     2,615      301     11.5%
Utilities                           3,978     3,683      295      8.0%
Occupancy costs                     9,653     8,720      933     10.7%
Depreciation and amortization       7,118     6,171      947     15.3%
Other restaurant operating
 expenses                          11,319    10,551      768      7.3%
                               ---------------------------------------
Total restaurant operating
 expenses                          95,899    89,024    6,875      7.7%
                               ---------------------------------------
Restaurant operating profit        25,836    23,151    2,685     11.6%
Restaurant opening costs              667     1,552     (885)   -57.0%
Marketing, general and
 administrative expenses           16,997    12,500    4,497     36.0%
                               ---------------------------------------
Income from operations              9,363    10,334     (971)    -9.4%
Interest expense, net                 242       324      (82)   -25.3%
                               ---------------------------------------
Income before income taxes and
 minority interest                  9,121    10,010     (889)    -8.9%
Income tax provision                3,038     3,207     (169)    -5.3%
                               ---------------------------------------
Income before minority interest     6,083     6,803     (720)   -10.6%
Minority interest                     493       479       14      2.9%
                               ---------------------------------------
Net income                          5,590     6,324     (734)   -11.6%
                               ---------------------------------------
Less: accretion of issuance costs
 and preferred stock dividends        290         -      290
Net income attributable to common
 stockholders                   $   5,300 $   6,324 $ (1,024)   -16.2%
                               =======================================
Basic earnings per share        $    0.59 $    0.72 $  (0.14)   -19.4%
                               =======================================
Diluted earnings per share      $    0.56 $    0.70 $  (0.15)   -21.4%
                               =======================================

Shares and equivalents
 outstanding                    9,979,000 9,098,000


                                           Ten Periods Ended

                                  Jan. 2,   Jan. 4,
                                    2005      2004   $Change % Change

Sales by concept:
 Benihana                       $ 131,392 $ 125,521 $  5,871      4.7%
 Haru                              17,299    16,616      683      4.1%
 RA Sushi                          12,518     7,860    4,658     59.3%
 Sushi Doraku                       1,152     1,077       75      7.0%
                               -----------------------------
Total restaurant sales          $ 162,361 $ 151,074 $ 11,287      7.5%
                               =============================

Comparable sales by concept:
 Benihana                       $ 124,887 $ 119,908 $  4,979      4.2%
 Haru                              17,299    16,616      683      4.1%
 RA Sushi                           8,743     7,860      883     11.2%
 Sushi Doraku                       1,152     1,077       75      7.0%
                               -----------------------------
Total restaurant comparable
 sales                          $ 152,081 $ 145,461 $  6,620      4.6%
                               =============================


                                              Three Periods Ended

                                            Jan. 2,        Jan. 4,
                                              2005           2004
                                     ---------------------------------
Restaurant sales                             100.00%        100.00%
Cost of food and beverage sales               23.57%         25.95%
                                     ---------------------------------
Gross profit                                  76.43%         74.05%
                                     ---------------------------------
Restaurant operating expenses:
Labor and related costs                       35.47%         35.68%
Restaurant supplies                            2.01%          2.00%
Credit card discounts                          1.83%          1.72%
Utilities                                      2.30%          2.15%
Occupancy costs                                5.93%          5.98%
Depreciation and amortization                  4.44%          4.17%
Other restaurant operating expenses            6.84%          6.75%
                                     ---------------------------------
Total restaurant operating expenses           58.82%         58.44%
                                     ---------------------------------
Restaurant operating profit                   17.60%         15.61%
                                     =================================


                                              Ten Periods Ended

                                            Jan. 2,        Jan. 4,
                                              2005           2004
                                     ---------------------------------
Restaurant sales                             100.00%        100.00%
Cost of food and beverage sales               25.02%         25.75%
                                     ---------------------------------
Gross profit                                  74.98%         74.25%
                                     ---------------------------------
Restaurant operating expenses:
Labor and related costs                       35.57%         35.96%
Restaurant supplies                            1.95%          1.96%
Credit card discounts                          1.80%          1.73%
Utilities                                      2.45%          2.44%
Occupancy costs                                5.95%          5.77%
Depreciation and amortization                  4.38%          4.08%
Other restaurant operating expenses            6.97%          6.98%
                                     ---------------------------------
Total restaurant operating expenses           59.07%         58.93%
                                     ---------------------------------
Restaurant operating profit                   15.92%         15.32%
                                     =================================


     CONTACT: Benihana Inc.
              Joel A. Schwartz, President
              Michael R. Burris,
              Senior V.P. - Finance and CFO
              305-593-0770
              or
              Corporate Relations:
              Anreder & Company
              Steven Anreder
              212-532-3232